          Exhibit 11 - Statement Re: Computation of Earnings Per Share


                                                            Fiscal                 Fiscal                Fiscal
                                                             1996                   1995                  1994
                                                       ------------------     ------------------     ------------------
                                                                       (In Thousands, except per share data)
Average shares outstanding .........................               57,722                 44,955                 45,010
Net effect of dilutive stock options - based on
   the treasury stock method using average
   market price ....................................                1,118                      -                     -

Total ..............................................               58,840                 44,955                45,010
                                                       ==================     ==================     ==================
Income (loss) before extraordinary charge ..........    $          36,890       $        (58,104)      $       (10,083)
                                                       ==================     ==================     ==================
Net income (loss) ..................................    $          24,144       $        (64,095)      $       (10,618)
                                                       ==================     ==================     ==================
Per  share amounts:

   Income (loss) before extraordinary charge .......    $            .63       $           (1.29)      $         (0.22)
                                                       ==================     ==================     ==================
   Net income (loss) ...............................    $            .41       $           (1.43)      $         (0.24)
                                                       ==================     ==================     ==================


Note: In fiscal 1996, the conversion of the 5 1/2% Convertible Subordinated Notes is not assumed in the computation because its effect is antidilutive.